Exhibit 99.1

5300 Town and Country Blvd., Suite 500 Frisco, Texas 75034 Telephone: (972) 668-8834 Contact: Gary H. Guyton Director of Planning and Investor Relations Web Site: www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. REPORTS

THIRD QUARTER 2017 FINANCIAL AND OPERATING RESULTS

FRISCO, TEXAS, November 2, 2017 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the three months and nine months ended September 30, 2017.

Financial Results for the Three Months Ended September 30, 2017

Comstock produced 20.0 billion cubic feet of natural gas and 229,000 barrels of oil or 21.4 billion cubic feet of natural gas equivalent ("Bcfe") in the third quarter of 2017.  Natural gas production averaged 217.3 million cubic feet ("MMcf") per day, reflecting growth of 51% from pro forma natural gas production in the third quarter of 2016 (excluding the divestitures completed in 2016).  Natural gas production in the quarter also increased 14% from the second quarter of 2017.  The growth in natural gas production is being driven by Comstock's successful Haynesville shale drilling program.  Oil production in the third quarter of 2017, which averaged 2,491 barrels of oil per day, declined by 28% from the 3,482 barrels per day produced in the third quarter of 2016.  The decrease in oil production was the result of the lack of drilling in the Company's South Texas Eagle Ford shale properties.

Oil and natural gas prices improved in the third quarter of 2017.  Comstock's average realized natural gas price, including hedging gains, increased 14% to $2.98 per Mcf in the third quarter of 2017 as compared to $2.62 per Mcf realized in the third quarter of 2016.  The Company's average realized oil price increased by 10% to $46.45 per barrel in the third quarter of 2017 as compared to $42.07 per barrel in the third quarter of 2016.  The higher realized prices and the growth in natural gas production caused oil and gas sales to increase by 40% in the third quarter of 2017 to $70.3 million (including realized hedging gains) as compared to 2016's third quarter sales of $50.3 million.  EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses, was $50.3 million in the third quarter of 2017, an increase of 69% over EBITDAX of $29.7 million generated in the third quarter of 2016.  Operating cash flow generated in the third quarter of 2017 was $32.2 million as compared to operating cash flow of $4.9 million in the third quarter of 2016.

Comstock reported a net loss of $24.7 million or $1.67 per share for the third quarter of 2017 as compared to a net loss of $28.5 million or $2.32 per share for the third quarter of 2016.  The third quarter 2017 results include an unrealized loss from derivative financial instruments of $2.0 million, loss on sale of oil and gas properties of $1.0 million and $9.9 million of non-cash interest expense associated with the discounts recognized and costs incurred on the debt exchange that occurred in 2016.  Financial results for the third quarter of 2016 included impairments on oil and gas properties and undeveloped leases of $76.5 million, a net loss on the sale of oil and gas properties of $13.2 million, a net gain on debt extinguishment of $97.5 million related to the debt exchange and an income tax benefit to reflect a change in state law of $0.8 million.  Excluding these items from each year's results, the net loss for the third quarter of 2017 would have been $11.8 million or $0.80 per share as compared to a net loss of $37.1 million or $3.02 per share in the third quarter of 2016.

Comstock produced 51.3 billion cubic feet of natural gas and 737,000 barrels of oil or 55.7 billion cubic feet of natural gas equivalent in the first nine months of 2017 compared to 41.4 Bcf of natural gas and 1.1 million barrels of oil or 48.0 Bcfe in the first nine months of 2016.  Natural gas production averaged 187.9 million cubic feet per day in the first nine months of 2017, an increase of 33% over pro forma 2016 natural gas production, excluding the divestitures completed in 2016.  Oil production in the first nine months of 2017 declined by 33% from the first nine months of 2016.

Comstock's average realized natural gas price, including hedging gains, increased 37% to $2.98 per Mcf in the first nine months of 2017 as compared to $2.17 per Mcf realized in the first nine months of 2016.  The Company's average realized oil price increased by 30% to $46.86 per barrel in the first nine months of 2017 as compared to $36.15 per barrel in the first nine months of 2016.  The higher realized prices and the growth in natural gas production caused oil and gas sales to increase by 45% to $187.4 million (including realized hedging gains) as compared to $129.3 million in the first nine months of 2016.  EBITDAX of $128.3 million in the first nine months of 2017 was 101% higher than the EBITDAX of $63.7 million generated in the first nine months of 2016.  Operating cash flow generated in the first nine months of 2017 was $74.1 million as compared to an operating cash flow deficit of $17.4 million in the first nine months of 2016.

Comstock reported a net loss of $69.1 million or $4.74 per share for the first nine months of 2017 as compared to a net loss of $80.2 million or $7.13 per share for the first nine months of 2016.  The results for 2017 include an unrealized gain from derivative financial instruments of $9.2 million, loss on sale of oil and gas properties of $1.0 million and $24.8 million of non-cash interest expense associated with the discounts recognized and costs incurred on the debt exchange that occurred in 2016.  Financial results for the first nine months of 2016 included impairments on oil and gas properties and unevaluated leases of $108.8 million, a loss on sale and exchanges of oil and gas properties of $14.1 million, an income tax charge to reflect a change in state law of $3.7 million, an unrealized loss from derivative financial instruments of $1.4 million and a net gain on extinguishment of debt of $187.1 million.  Excluding these items from results for each period, the net loss for the first nine months of 2017 would have been $52.5 million or $3.60 per share as compared to a net loss of $139.3 million, or $12.38 per share in the first nine months of 2016.

2017 First Nine months Drilling Results

During the first nine months of 2017, Comstock spent $129.8 million on its development and exploration activities and drilled 18 horizontal natural gas wells (13.0 net) and had three operated wells (1.0 net) drilling at September 30, 2017.  Since the last operational update, Comstock has completed three operated Haynesville shale wells.  The average initial production rate of these wells was 29 MMcf per day.  The Headrick 14-11 #1 well in Desoto Parish, Louisiana was drilled to a total vertical depth of 11,618 feet with a 7,168 foot lateral.  This well was tested with an initial production rate of 33 MMcf per day.  The Headrick 14-23 #2 well was drilled in Desoto Parish, Louisiana to a total vertical depth of 11,496 feet with a 7,429 foot lateral.  This well was tested with an initial production rate of 35 MMcf per day.  The Grantham 30-31 #1 well was drilled to a total vertical depth of 11,198 feet with a 8,456 foot lateral, and was tested with an initial production rate of 20 MMcf per day.  The initial rate on the Grantham had to be limited due to certain operational constraints.  Comstock is currently completing the Derrick 21 #2 and the Derrick 21 #3 wells which have 4,550 foot laterals and the BSMC 18-7 #1 Bossier shale well that has a 7,489 foot lateral and has seven additional Haynesville shale horizontal wells waiting to be completed.

The Company also announced preliminary drilling plans for 2018.  The Company's current plans are to run three operated drilling rigs through 2018 subject to natural gas prices and industry conditions.  Two of the rigs will focus primarily on the properties being jointly developed with USG Properties Haynesville, LLC with the third rig focused on the Company's legacy Haynesville shale properties in DeSoto Parish, Louisiana. In total the Company currently plans to drill 26 wells or 13.8 wells net to the Company's interest in 2018. The Company's preliminary 2018 capital plan also includes two in-liner refracs of existing Haynesville shale wells.  Total capital expenditures for 2018 are estimated at $170 million.  The drilling budget will be adjusted upward or downward in response to natural gas prices as the program is intended to be funded by operating cash flow.  The Company estimates 2018 natural gas production based on the current drilling plan could approximate 88 to 92 Bcf.

In order to protect the returns that the Haynesville shale drilling program can generate, the Company has hedged, in the aggregate, 99 MMcf per day of its 2017 fourth quarter natural gas production at a NYMEX equivalent of $3.38 per Mcf and has hedged approximately 29 MMcf per day of natural gas production in the first quarter of 2018 at $3.38 per Mcf.  The Company is currently establishing a hedge position for its 2018 drilling program.

Comstock also reported today that it has retained BMO Capital Markets Corp. as its exclusive advisor with respect to the potential sale of its South Texas Eagle Ford shale assets that include approximately 18,433 net acres and 191 producing oil wells.  During the third quarter, these assets produced 2,866 barrels of oil equivalent per day.  The Company plans to use the proceeds of the asset sale to reduce long-term debt and increase liquidity.

Other

Comstock has planned a conference call for 10:00 a.m. Central Time on November 2, 2017, to discuss the operational and financial results for the third quarter of 2017.  Investors wishing to participate should visit the Company's website at www.comstockresources.com for a live web cast or dial 844-776-7840 (international dial-in use 661-378-9538) and provide access code 99199618 when prompted.  If you are unable to participate in the original conference call, a web replay will be available approximately 24 hours following the completion of the call on Comstock's website at www.comstockresources.com.  The web replay will be available for approximately one week.  A replay of the conference call will be available beginning at 1:00 p.m. CT November 2, 2017 and will continue until 1:00 p.m. November 9, 2017.  To hear the replay, call 855-859-2056 (404-537-3406 if calling from outside the US).  The conference call access code is 99199618.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is an independent energy company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas and Louisiana.  The Company's stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:	(In thousands, except per share amounts)
Natural gas sales	$56,164	$36,852	$147,541	$87,726
Oil sales	10,647	13,478	34,542	39,482
Total oil and gas sales	66,811	50,330	182,083	127,208

Operating expenses:
Production taxes	1,490	1,556	3,730	4,069
Gathering and transportation	4,755	3,829	12,428	12,219
Lease operating	9,359	12,301	28,681	38,249
Exploration	—	76,391	—	84,144
Depreciation, depletion and amortization	32,807	37,545	93,009	112,410
General and administrative	6,174	4,188	19,134	15,426
Impairment of oil and gas properties	—	113	—	24,573
Loss on sales of oil and gas properties	1,036	13,196	1,060	14,103
Total operating expenses	55,621	149,119	158,042	305,193

Operating income (loss)	11,190	(98,789)	24,041	(177,985)

Other income (expenses):
Net gain on extinguishment of debt	—	100,540	—	190,116
Gain on derivative financial instruments	1,430	—	14,585	674
Other income	170	175	398	770
Interest expense(1)	(37,595)	(31,227)	(107,250)	(90,053)

Total other income (expenses)	(35,995)	69,488	(92,267)	101,507

Loss before income taxes	(24,805)	(29,301)	(68,226)	(76,478)
Benefit from (provision for) income taxes	69	825	(883)	(3,723)
Net loss	$(24,736)	$(28,476)	$(69,109)	$(80,201)

Net loss per share – basic and diluted	$(1.67)	$(2.32)	$(4.74)	$(7.13)

Weighted average shares outstanding – basic and diluted	14,796	12,293	14,591	11,255

(1)

Includes $9.9 million and $3.0 million for the three months ended September 30, 2017 and 2016, respectively, and $24.8 million and $3.0 million for the nine months ended September 30, 2017 and 2016, respectively, related to the amortization of discounts and costs recorded in connection with the debt exchange completed on September 6, 2016.  Includes $9.6 million and $2.6 million for the three months ended September 30, 2017 and 2016, respectively, and $28.2 million and $2.6 million for the nine months ended September 30, 2017, respectively of interest paid in-kind related to the Company's convertible notes.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

OPERATING CASH FLOW:

Net loss	$(24,736)	$(28,476)	$(69,109)	$(80,201)
Reconciling items:
Deferred income taxes	(87)	(832)	768	3,687
Depreciation, depletion and amortization	32,807	37,545	93,009	112,410
Unrealized loss (gain) from derivative financial instruments	2,026	—	(9,233)	1,446
Amortization of debt discount, premium and issuance costs	9,914	3,880	24,914	6,413
Interest paid in-kind	9,600	2,576	28,194	2,576
Stock-based compensation	1,640	1,078	4,455	3,571
Impairment of oil and gas properties	—	113	—	24,573
Exploratory lease impairments	—	76,391	—	84,144
Net loss on sales of oil and gas properties	1,036	13,196	1,060	14,103
Gain on extinguishment of debt	—	(100,540)	—	(190,116)
Operating cash flow	32,200	4,931	74,058	(17,394)
Decrease (increase) in accounts receivable	(2,295)	(230)	(11,952)	101
Decrease (increase) in other current assets	238	364	(670)	18
Increase (decrease) in accounts payable and accrued expenses	5,105	(28,579)	29,327	(37,443)
Net cash provided by (used for) operating activities	$35,248	$(23,514)	$90,763	$(54,718)

EBITDAX:

Net loss	$(24,736)	$(28,476)	$(69,109)	$(80,201)
Interest expense	37,595	31,227	107,250	90,053
Income taxes	(69)	(825)	883	3,723
Depreciation, depletion and amortization	32,807	37,545	93,009	112,410
Unrealized loss (gain) from derivative financial instruments	2,026	—	(9,233)	1,446
Stock-based compensation	1,640	1,078	4,455	3,571
Exploration	—	76,391	—	84,144
Impairment of oil and gas properties	—	113	—	24,573
Net loss on sales of oil and gas properties	1,036	13,196	1,060	14,103
Net gain on extinguishment of debt	—	(100,540)	—	(190,116)
Total EBITDAX	$50,299	$29,709	$128,315	$63,706

			As of
			September 30, 2017	December 31, 2016
Balance Sheet Data:

Cash and cash equivalents			$25,392	$65,904
Other current assets			40,093	24,268
Property and equipment, net			833,188	798,662
Other			934	1,040
Total assets			$899,607	$889,874

Current liabilities			$112,227	$91,707
Long-term debt			1,089,719	1,044,506
Deferred income taxes			10,007	9,126
Asset retirement obligation			16,098	15,804
Stockholders' deficit			(328,444)	(271,269)
Total liabilities and stockholders' deficit			$899,607	$889,874

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended September 30, 2017
	East Texas/ North Louisiana	South Texas	Other	Total
Gas production (MMcf)	19,590	318	79	19,987
Oil production (Mbbls)	12	211	6	229
Total production (MMcfe)	19,660	1,582	120	21,362

Natural gas sales	$54,673	$1,282	$209	$56,164
Natural gas hedging settlements(1)	—	—	—	3,456
Total natural gas including hedging	54,673	1,282	209	59,620
Oil sales	537	9,791	319	10,647
Total oil and gas sales including hedging	$55,210	$11,073	$528	$70,267

Average gas price (per Mcf)	$2.79	$4.03	$2.65	$2.81
Average gas price including hedging (per Mcf)				$2.98
Average oil price (per barrel)	$46.33	$46.46	$46.17	$46.45
Average price (per Mcfe)	$2.81	$7.00	$4.40	$3.13
Average price including hedging (per Mcfe)				$3.29

Production taxes	$934	$514	$42	$1,490
Gathering and transportation	$4,258	$374	$123	$4,755
Lease operating	$5,749	$3,410	$200	$9,359

Production taxes (per Mcfe)	$0.05	$0.32	$0.35	$0.07
Gathering and transportation (per Mcfe)	$0.22	$0.24	$1.03	$0.22
Lease operating (per Mcfe)	$0.29	$2.16	$1.66	$0.44

Oil and Gas Capital Expenditures:
Development leasehold	$867	$16	$—	$883
Development drilling	40,017	—	—	40,017
Other development	1,798	188	312	2,298
Total	$42,682	$204	$312	$43,198

(1)Included in gain from derivative financial instruments in operating results.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended September 30, 2016
	East Texas/ North Louisiana	South Texas	Other	Total
Gas production (MMcf)	12,512	1,361	201	14,074
Oil production (Mbbls)	10	303	7	320
Total production (MMcfe)	12,575	3,175	247	15,997

Natural gas sales	$32,596	$3,779	$477	$36,852
Oil sales	433	12,738	307	13,478
Total oil and gas sales	$33,029	$16,517	$784	$50,330

Average gas price (per Mcf)	$2.61	$2.78	$2.37	$2.62
Average oil price (per barrel)	$41.26	$42.14	$40.13	$42.07
Average price (per Mcfe)	$2.63	$5.20	$3.17	$3.15

Production taxes	$732	$783	$41	$1,556
Gathering and transportation	$3,210	$563	$56	$3,829
Lease operating	$5,853	$6,015	$433	$12,301

Production taxes (per Mcfe)	$0.06	$0.25	$0.17	$0.10
Gathering and transportation (per Mcfe)	$0.26	$0.18	$0.23	$0.24
Lease operating (per Mcfe)	$0.46	$1.89	$1.75	$0.77

Oil and Gas Capital Expenditures:
Development leasehold	$—	$1,683	$—	$1,683
Development drilling	2,677	28	—	2,705
Other development	523	1,403	—	1,926
Total	$3,200	$3,114	$—	$6,314

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Nine Months Ended September 30, 2017
	East Texas/ North Louisiana	South Texas	Other	Total
Gas production (MMcf)	49,800	1,071	436	51,307
Oil production (Mbbls)	39	682	16	737
Total production (MMcfe)	50,034	5,162	534	55,730

Natural gas sales	$142,217	$4,150	$1,174	$147,541
Natural gas hedging settlements(1)	—	—	—	5,352
Total natural gas including hedging	142,217	4,150	1,174	152,893
Oil sales	1,820	31,953	769	34,542
Total oil and gas sales including hedging	$144,037	$36,103	$1,943	$187,435

Average gas price (per Mcf)	$2.86	$3.87	$2.69	$2.88
Average gas price including hedging (per Mcf)				$2.98
Average oil price (per barrel)	$46.67	$46.87	$46.90	$46.86
Average price (per Mcfe)	$2.88	$6.99	$3.64	$3.27
Average price including hedging (per Mcfe)				$3.36

Production taxes	$1,928	$1,664	$138	$3,730
Gathering and transportation	$10,962	$1,279	$187	$12,428
Lease operating	$16,748	$10,956	$977	$28,681

Production taxes (per Mcfe)	$0.04	$0.32	$0.26	$0.07
Gathering and transportation (per Mcfe)	$0.22	$0.25	$0.35	$0.22
Lease operating (per Mcfe)	$0.33	$2.12	$1.83	$0.51

Oil and Gas Capital Expenditures:
Development leasehold	$1,426	$521	$—	$1,947
Development drilling	120,856	705	—	121,561
Other development	4,382	1,485	435	6,302
Total	$126,664	$2,711	$435	$129,810

(1)Included in gain from derivative financial instruments in operating results.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Nine Months Ended September 30, 2016
	East Texas/ North Louisiana	South Texas	Other	Total
Gas production (MMcf)	36,547	4,060	811	41,418
Oil production (Mbbls)	47	1,022	23	1,092
Total production (MMcfe)	36,830	10,190	951	47,971

Natural gas sales	$76,835	$9,367	$1,524	$87,726
Natural gas hedging settlements(1)	—	—	—	2,120
Total natural gas including hedging	76,835	9,367	1,524	89,846
Oil sales	1,708	36,872	902	39,482
Total oil and gas sales including hedging	$78,543	$46,239	$2,426	$129,328

Average gas price (per Mcf)	$2.10	$2.31	$1.88	$2.12
Average gas price including hedging (per Mcf)				$2.17
Average oil price (per barrel)	$36.34	$36.09	$38.37	$36.15
Average price (per Mcfe)	$2.13	$4.54	$2.55	$2.65
Average price including hedging (per Mcfe)				$2.70

Production taxes	$1,861	$2,072	$136	$4,069
Gathering and transportation	$10,071	$1,957	$191	$12,219
Lease operating	$17,926	$18,885	$1,438	$38,249

Production taxes (per Mcfe)	$0.05	$0.20	$0.14	$0.08
Gathering and transportation (per Mcfe)	$0.27	$0.19	$0.20	$0.25
Lease operating (per Mcfe)	$0.49	$1.86	$1.52	$0.81

Oil and Gas Capital Expenditures:
Development leasehold	$975	$1,797	$—	$2,772
Development drilling	29,470	33	—	29,503
Other development	1,179	3,202	—	4,381
Total	$31,624	$5,032	$—	$36,656

(1)Included in gain from derivative financial instruments in operating results.